UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 15, 2024
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Share Owners of the Company held on November 15, 2024, the Share Owners voted on the following items:
1. The Board of Directors (the “Board”) is divided into three classes with approximately one-third of the directors up for election each year, with Class I standing for election at this meeting. Director nominees are elected by a majority of the votes cast by the shares entitled to vote in the election at the meeting. The Share Owners voted to reelect each of the Class I nominees for director as follows:

Class I Nominees for Directors to serve a three-year term	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Gregory J. Lampert	18,395,892	560,024	3,171,788	97%
Colleen C. Repplier	18,240,361	715,555	3,171,788	96%
2. The Share Owners voted to ratify the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2025 as follows:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
21,300,019	796,412	31,273	96%
3. The Share Owners approved, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
18,195,117	512,190	248,609	3,171,788	97%
4. The Share Owners approved, on a non-binding, advisory basis, the preferred frequency of every one year for future advisory votes on the compensation paid to the Company’s Named Executive Officers as follows:

1 Year	2 Years	3 Years	Votes Abstaining
16,602,601	14,164	2,072,719	266,432

Item 8.01 Other Events
Stock Repurchase Plan
On November 15, 2024, the Board approved a resolution to authorize an extension to the Company’s current stock repurchase program (the “Plan”) by allowing a repurchase of up to an additional $20 million of common stock of the Company. This extension brings the total authorized stock repurchases under the Plan to $120 million, with no expiration date. The Plan was initially authorized on October 21, 2015 as an 18-month repurchase plan to repurchase up to $20 million of our common stock. Then, separately on each of September 29, 2016, August 23, 2017, November 8, 2018, and November 10, 2020, the Board extended and increased the Plan to allow the repurchase of up to an additional $20 million worth of common stock with no expiration date. The Plan may be suspended or discontinued at any time.
Board Chair, Committee Appointments
On November 15, 2024, the Board, at its regular meeting held after the annual Share Owners’ meeting, maintained its Committee and Chairperson appointments from the prior year. Robert J. Phillippy will continue as Chairperson of the Board. The current compositions of the Board’s Committees are listed in the table below:

Director	Audit Committee	Nominating and ESG Committee	Talent, Culture, Compensation Committee
Michele A. M. Holcomb		Chair
Gregory J. Lampert	X	X
Colleen C. Repplier		X	X
Gregory A. Thaxton	X		X
Tom G. Vadaketh	Chair
Holly A. Van Deursen			Chair
Each of the three Committees reports directly to the Board and is comprised entirely of independent Directors.
Updated Stock Ownership Guidelines
Also on November 15, 2024, the Company’s Board of Directors revised its existing Share Ownership Guidelines for directors, the Company’s Chief Executive Officer, and executives reporting directly to the CEO to (1) explicitly include restricted shares and earned performance shares from the calculation of shares held by the covered person; (2) explicitly exclude unexercised stock options from the same calculation (although the Company has not granted stock options since becoming a public company in 2014); and (3) shorten the target for executives reporting directly to the CEO to attain their share ownership requirements from seven years to five years. Each covered director or executive continues to have the requirement to maintain Common Stock ownership equal to either three times their annual cash retainer or base salary (for directors and for executives reporting directly to the CEO) or six times their base salary (for the CEO) and to have a reasonable time from their appointment to attain those share ownership requirements.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Douglas A. Hass
DOUGLAS A. HASS Chief Legal & Compliance Officer, Secretary
Date: November 19, 2024